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Exhibit 5.3

        [Letterhead of Goulston & Storrs]
July 23, 2003

Cascades Inc.
404 Marie-Victorin Boulevard
Kingsey Falls, Quebec
Canada JOA 1BO

Re:	US $450,000,000 Aggregate Principal Amount of 7 1/4% Senior Notes Due 2013 of Cascades Inc.

Ladies and Gentlemen:

        We have acted as special Massachusetts counsel to Cascades Diamond, Inc. ("Diamond") and to Cadmus and Cascades Recycling, Inc. ("Cadmus"), each a Massachusetts corporation and each a direct or indirect, wholly-owned subsidiary of Cascades Inc., a Quebec corporation ("Cascades"), in connection with the offer to exchange (the "Exchange Offer") up to US$450,000,000 aggregate principal amount of Cascades's 7 1/4% Senior Notes due 2013 (the "Exchange Notes") that have been registered under the Securities Act of 1933 for an equal principal amount of Cascades's 7 1/4% Senior Notes due 2013 outstanding on the date hereof (the "Private Notes"), which Exchange Notes are to be issued under the Indenture, dated as of February 5, 2003, as amended by the First Supplemental Indenture, dated as of May 30, 2003 (the "Indenture"), among Cascades, as issuer, the Guarantors named therein, as subsidiary guarantors, and The Bank of New York, as trustee (the "Trustee").

        Our service as special counsel to Diamond and Cadmus is limited solely to the preparation of this opinion letter.

        We have examined the following documents (the "Documents"):

  (i)
  Indenture;

  (ii)
  the Registration Statement of Cascades on Form F-4 and S-4 (Registration No. 333-105024) relating to the Exchange Offer, as filed with the Securities and Exchange Commission on May 6, 2003, and Amendment No. 1 thereto, as so filed on July 17, 2003 (the "Registration Statement");

  (iii)
  the form of Exchange Note(s) in global form with the Notation of Guarantee attached thereto; and

  (iv)
  the guaranty by Diamond and by Cadmus of the Exchange Notes pursuant to Article 10 of the Indenture (respectively, the "Diamond Exchange Guarantee" and the "Cadmus Exchange Guarantee").

        Except as otherwise may be noted herein, in rendering this opinion letter we have examined and relied solely upon the following, and we have made no other inquiry, investigation or documentary review whatsoever:

  (i)
  the Documents;

  (ii)
  the Secretary's Certificate of Diamond, dated July 23, 2003 (the "Diamond Secretary's Certificate"), delivered to us on your behalf as to, among other things, the Articles of Organization of Diamond (the "Diamond Articles of Organization"), the Bylaws of Diamond (the "Diamond Bylaws"), and the resolutions adopted by the Board of Directors of Diamond authorizing the entering into, execution and delivery of the Documents to which Diamond is a party and the transactions contemplated thereby, which resolutions we understand and assume have been filed with the records of the meetings of such Directors;

  (iii)
  the Certificate of Good Standing of Diamond from the Secretary of State of Massachusetts, dated July 1, 2003, a copy of which has been furnished to you;

  (iv)
  the Secretary's Certificate of Cadmus, dated July 23, 2003 (the "Cadmus Secretary's Certificate"), delivered to us on your behalf as to, among other things, the Articles of Organization of Cadmus (the "Cadmus Articles of Organization"), the By-Laws of Cadmus (the "Cadmus By-Laws"), and the resolutions adopted by the Board of Directors of Cadmus authorizing the entering into, execution and delivery of the Documents to which Cadmus is a party and the transactions contemplated thereby, which resolutions we understand and assume have been filed with the records of the meetings of such Directors;

  (v)
  the Certificate of Good Standing of Cadmus from the Secretary of State of Massachusetts, dated July 1, 2003, a copy of which has been furnished to you; and

  (vi)
  the representations and warranties as to factual matters contained in the Documents and the Registration Statement.

        In addition, we have reviewed such provisions of the laws of the Commonwealth of Massachusetts, as applied by courts located in the Commonwealth of Massachusetts, as we have deemed necessary in order to express the opinions set forth below.

        Based solely on the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

        1.    (a)     Diamond is a corporation legally existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

               (b)       Cadmus is a corporation legally existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

        2.    (a)     The execution and delivery by Diamond of the Diamond Exchange Guarantee have been duly authorized by all necessary corporate action of Diamond.

               (b)       The execution and delivery by Cadmus of the Cadmus Exchange Guarantee have been duly authorized by all necessary corporate action of Cadmus.

        3.    (a)     When the Registration Statement has become effective under the Securities Act of 1933 and the Exchange Notes are duly executed on behalf of Cascades, authenticated by the Trustee in accordance with the Indenture and delivered to the holders of the Private Notes in exchange for the Private Notes as contemplated by the Registration Statement (including, without limitation, in compliance with the Registration Rights Agreement, dated February 5, 2003, between Salomon Smith Barney Inc. and Scotia Capital (USA Inc.), as Representative of the Initial Purchasers, on the one hand, and Cascades, on the other (the "Registration Rights Agreement")) and upon satisfaction of or compliance with all applicable conditions to the Exchange Offer, the Diamond Exchange Guarantee will have been duly executed on behalf of Diamond to the extent due execution is governed by the laws of the Commonwealth of Massachusetts and will have been duly delivered to the extent due delivery is governed by the laws of the Commonwealth of Massachusetts.

               (b)       When the Registration Statement has become effective under the Securities Act of 1933 and the Exchange Notes are duly executed on behalf of Cascades, authenticated by the Trustee in accordance with the Indenture and delivered to the holders of the Private Notes in exchange for the Private Notes as contemplated by the Registration Statement (including, without limitation, in compliance with the Registration Rights Agreement) and upon satisfaction of and compliance with all applicable conditions to the Exchange Offer, the Cadmus Exchange Guarantee will have been duly executed on behalf of Cadmus to the extent due execution is governed by the laws of the

Commonwealth of Massachusetts and will have been duly delivered to the extent due delivery is governed by the laws of The Commonwealth of Massachusetts.

        The opinions expressed herein are subject to the following limitations and qualifications:

        A.    We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the power and authority of all natural persons, (iv) the conformity to the original documents of all documents submitted to us as electronic, certified, facsimile or photostatic copies, (v) the authenticity, accuracy and completeness of all documents submitted to us as originals or as copies of originals, (vi) the Documents as executed and delivered are identical to the drafts thereof reviewed by us in all respects material to the opinions expressed herein and (vii) the absence of mutual mistake or misunderstanding and of fraud, coercion, duress or other similar inequitable conduct in connection with the negotiation, execution and delivery of the Documents and the transactions contemplated thereby. We have also assumed (w) the Diamond Exchange Guarantee and the Cadmus Exchange Guarantee are in furtherance of the corporate purposes of Diamond and Cadmus, as the case may be, and are necessary or convenient to the conduct, promotion or attainment of the business of Cadmus and Diamond, as the case may be, and that Cascades owns, directly or indirectly, all of the outstanding stock of Diamond and Cadmus, (x) the persons who have executed or will execute, as the case may be, the Indenture, the Exchange Notes, the Diamond Exchange Guarantee and the Cadmus Exchange Guarantee on behalf of Diamond and Cadmus, as the case may be, were or will be at the time of execution a Director or officer of Diamond or Cadmus, as the case may be, (y) a fully executed counterpart of each such Document has been or will be physically delivered free from any escrow by or on behalf of each of Diamond and Cadmus, as the case may be, to the other parties thereto or the appropriate holders of the Private Notes, as the case may be and (z) in the case of the Diamond Exchange Guarantee and the Cadmus Exchange Guarantee, the resolutions attached to the Diamond and Cadmus Secretary's Certificates will remain unaltered and in full force and effect as of the execution and delivery of such Exchange Guarantee and a fully executed counterpart of each such Exchange Guarantee will have then been physically delivered free of any escrow to the holders of the Private Notes.

        B.    This opinion letter is limited to the legal matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. Without limiting the generality of the foregoing, no opinion is expressed herein with respect to, or the effect any of the following may have upon any opinion expressed in this opinion letter: (i) securities laws (including, without limitation, the anti-fraud provisions thereof), (ii) tax, labor or employment matters, including, without limitation, pension and employee benefit matters, (iii) anti-trust and unfair competition laws, (iv) Federal Reserve Board regulations, (v) the validity, binding effect or enforceability of any Document, (vi) title to property (real, personal or mixed, tangible or intangible), (vii) the principles of fiduciary duty or (viii) the authorization of the terms, execution, delivery or performance of the Documents to the extent the same is predicated upon any of the foregoing. This opinion letter is not subject to, and shall not be governed by or interpreted in accordance with, the Third-Party Legal Opinion Report (including the Legal Opinion Accord and the "guidelines" set forth therein) of the ABA Section on Business Law (1991).

        C.    We are not passing upon and do not assume any responsibility for the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data supplied to the holders of the Private Notes or any third party in or with respect to the Documents or the transactions contemplated thereby or the fairness of such transactions themselves, and we make no representation that we have independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing.

        D.    The opinions expressed herein are limited to the existing laws of the Commonwealth of Massachusetts as applied by courts located in the Commonwealth of Massachusetts.

        E.    The opinion expressed in Paragraph 1(a) is based solely upon the certificate referred to in clause (iii) of the fourth introductory paragraph of this opinion letter and speaks as of the date of such certificate and, further, assumes that Diamond has not been included in any merger or consolidation where it is not the surviving entity and has not failed to file with the Massachusetts Secretary of State any Certificate of Consolidation or Merger in full compliance with the provision of M.G.L. Chapter 156B, Section 83A. The opinion expressed in Paragraph 1(b) is based solely upon the certificate referred to in clause (v) of the fourth introductory paragraph of this opinion letter and speaks as of the date of such certificate and, further, assumes that Cadmus has not been included in any merger or consolidation where it is not the surviving entity and has not failed to file with the Massachusetts Secretary of State any Certificate or Consolidation of Merger in full compliance with the provisions of M.G.L. Chapter 156B, Section 83A.

        We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        All opinions expressed herein are as of the date hereof (unless otherwise stated), and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law that may hereafter occur. This opinion letter is furnished to you at the direction of Diamond and Cadmus and is exclusively for the purpose of satisfying the conditions to the completion of the Exchange Offer and shall not, without our prior written consent and except as provided in the immediately succeeding sentence, be relied upon by, or furnished or disclosed in whole or in part to, any other person or used for any other purpose, except as may otherwise be required by law and except to the extent necessary to satisfy the presumptions of Treasury Regulations §1.6011-4(b)(3)(iv), as such provision is amended from time to time.

Very truly yours,
/s/ GOULSTON & STORRS— A Professional Corporation

HWW/JSW

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  Exhibit 5.3